UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2007
AMERICAN CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-60639 (Commission File Number)	22-3043811 (IRS Employer Identification No.)
14201 Wireless Way
Oklahoma City, Oklahoma 73134
(Address, including zip code, of principal executive offices)
Registrant’s Telephone Number, Including Area Code: (405) 529-8500
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
     On November 15, 2007, pursuant to an Agreement and Plan of Merger, dated as of June 29, 2007 (the “Merger Agreement”) among Dobson Communications Corporation (“Dobson”), the parent company of American Cellular Corporation (“ACC”), AT&T Inc. (“AT&T”) and Alpine Merger Sub, Inc., a wholly-owned subsidiary of AT&T (“Merger Sub”), Merger Sub was merged with and into Dobson, and Dobson was the surviving corporation in such merger (the “Merger”). As a result of the Merger, ACC became an indirect wholly-owned subsidiary of AT&T.
Item 1.02. Termination of a Material Definitive Agreement.
     On November 16, 2007, in connection with the Merger, the Credit Agreement, dated as of March 15, 2007, by and among ACC, the several banks and other financial institutions or entities parties thereto, ACC Holdings, LLC, a wholly-owned subsidiary of Dobson, ACC Lease Co., LLC, a wholly-owned subsidiary of ACC, Highland Cellular, LLC, a wholly-owned subsidiary of ACC, Lehman Commercial Paper Inc., as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, and Bear Stearns Corporate Lending, Inc., Citibank, N.A. and Deutsche Bank Securities Inc., as co-documentation agents (the “Credit Agreement”), was terminated. On November 16, 2007, $903,941,939.95, the entire amount owed under the Credit Agreement, including all outstanding interest, fees and expenses, was paid. Upon the termination of the Credit Agreement, ACC’s obligations (other than certain contingent obligations and indemnification obligations) under the Credit Agreement were terminated. The termination of the Credit Agreement did not result in any material early termination penalties incurred by ACC.
Item 5.01. Changes in Control of Registrant.
     On November 15, 2007, pursuant to the terms of the Merger Agreement, Dobson, the parent company of ACC, consummated the Merger. As a result of the Merger, Dobson became a wholly-owned subsidiary of AT&T, and ACC became an indirect wholly-owned subsidiary of AT&T. The aggregate consideration paid for Dobson’s common stock and in satisfaction of Dobson’s 1.5% Senior Convertible Debentures due 2025 in connection with the Merger was approximately $2.8 billion, including the payment of fees and expenses related to the Merger. The aggregate consideration was funded by AT&T. No separate consideration was paid for the equity securities of ACC because it is a wholly-owned subsidiary of Dobson. A copy of Dobson’s press release, dated November 15, 2007, announcing the Merger is incorporated by reference into this Current Report as Exhibit 99.1 and is incorporated into this Item.
Item 8.01. Other Events.
     On November 19, 2007, ACC gave notice that it is redeeming all outstanding notes under its Indenture, dated as of August 8, 2003 (as amended and supplemented), between ACC, the Guarantors (as defined therein) and Bank of Oklahoma, National Association, as trustee, pursuant to which ACC issued its 10% Senior Notes due 2011 and its Indenture, dated as of March 14, 2001 (as amended and supplemented), between ACC, ACC Holdings, LLC, the Subsidiary Guarantors (as defined therein) and Bank of Oklahoma, National Association, as trustee, pursuant to which the ACC issued its 9-1/2% Notes due 2009, and as a result thereof all such outstanding indebtedness evidenced by such notes will be redeemed on December 19, 2007. A copy of Dobson’s press release, dated November 19, 2007, announcing such redemptions is incorporated by reference into this Current Report as Exhibit 99.2 and is incorporated into this Item.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:	Method of Filing

99.1	Press release, dated November 15, 2007	(1) [99.1]

99.2	Press release, dated November 19, 2007	(1) [99.2]

(1)	Filed as an exhibit to Dobson’s (Commission File Number 000-29225) Current Report on Form 8-K filed on November 20, 2007, as the exhibit number indicated in brackets and incorporated by reference herein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2007		AMERICAN CELLULAR CORPORATION

	By:	/s/ Ronald L. Ripley

Name: Ronald L. Ripley
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Method of Filing

99.1	Press release, dated November 15, 2007	(1) [99.1]

99.2	Press release, dated November 19, 2007	(1) [99.2]

(1)	Filed as an exhibit to Dobson’s (Commission File Number 000-29225) Current Report on Form 8-K filed on November 20, 2007, as the exhibit number indicated in brackets and incorporated by reference herein.